Exhibit 99.1

Global Net Lease Successfully Closes First Phase of Multi-Tenant Portfolio Sale

−      Initial Closing Generates Approximately $1.1 Billion in Gross Proceeds

NEW YORK – March 26, 2025 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced the successful closing of the first phase of the sale of its multi-tenant portfolio to RCG Ventures, LLC on March 25, 2025. This initial phase includes 59 unencumbered properties, totaling approximately $1.1 billion in gross proceeds upon closing.

GNL expects to remain on schedule to complete the sale of the 41 encumbered properties in two additional phases by the end of the second quarter of 2025. GNL intends to use the net proceeds from the multi-tenant portfolio sale to significantly reduce leverage and pay down the outstanding balance on GNL’s Revolving Credit Facility.

“We are pleased with the progress of the multi-tenant portfolio sale, as demonstrated by the closing of the unencumbered portfolio,” said Michael Weil, CEO of GNL. “Completing this first phase reflects our disciplined execution of the plan we outlined on our Q4 2024 earnings call. This important milestone of our strategic transaction accelerates our deleveraging plan and further strengthens our balance sheet and liquidity. We believe it represents a significant step toward unlocking potential value in GNL by enhancing our capital structure, lowering our cost of capital, and providing the financial flexibility to support long-term growth.”

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the proposed closing of the unencumbered properties portion of the multi-tenant portfolio) by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020